UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2009

COMPUTER SOFTWARE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51758	98-0216911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 24, 2009, Computer Software Innovations, Inc. issued a press release announcing its financial results for the quarter and year ended December 31, 2008. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein.

Item 7.01.	Regulation FD Disclosure.

The following information may be disclosed in the conference call to be held Tuesday, March 24, 2009 at 4:15 p.m. Eastern Time:

Impact of Recovery Act

As 2008 progressed, the United States slid into what has been described by economic and financial analysts as a “recession.” Reductions in business and consumer spending impact our primary client base — education and local government customers — by reducing their revenues from sales tax. Reductions in property values can impact our clients through reductions in property taxes. Such reductions have the potential to decrease the amount of funds available for the software and technology solutions CSI provides. Some projects, such as new construction, may have funds available through previous bond raising activities, while other projects may not have such funding.

As a result of the impact of the recession on our customers, in recent months we have seen a moderate increase in the amount of projects postponed or changed as a result of customer budget cuts. However, a potential indicator of ongoing business health — the value of quoting activity and incoming service orders received — in the first quarter has exceeded modestly that of the prior year. Additionally, due to our acquisition activity we now have a greater geographic region and larger number of potential customers to sell into than at any point in our past history. Our financial results, including revenues and profitability, will hinge significantly on the mix between the actual impact from decreased customer budgets and our ability to acquire new accounts and increase penetration in existing accounts. In light of the current economic climate, we cannot predict what impact this change in mix, if any, will have on our financial results.

On February 17, 2009, President Obama signed into law The American Recovery and Reinvestment Act of 2009 (“Recovery Act”). The Recovery Act was an attempt to jumpstart an economic recovery. It included spending for extension of jobless benefits, relief for state government and education budget shortfalls, and funding of specific initiatives, including improving our nation’s infrastructure, expanding educational opportunities and enhancing energy independence. The initiatives and incentives contained in the Recovery Act which relate to the education and local government market space may have a direct, positive impact on our financial results, or may defray the negative impact of budget shortfalls in our customer markets.

Having performed some initial analysis of the Recovery Act, we still cannot be certain what dollars will be available to fund the types of software and technology projects we provide or when those dollars will begin to flow. However, the picture of the funding is becoming clearer. We have learned school districts are actually going to receive several blocks of money – Stabilization funds, Title I and IDEA (Individuals with Disabilities Education Act), E2T2 (Enhancing Education Through Technology), etc. (South Carolina amounts below are per tables by state available at the US Department of Education’s www.ed.gov website and are for use over the next two school years. They are provided as an example of the amounts that we may be able to tap into our current, primary geographic coverage area.):

•

The Stabilization funds (estimated $694 million for South Carolina) will be passed down from states and are really geared to help offset current budget shortfalls. We don’t anticipate these dollars being spent with CSI unless a district has a project for which they lost funding and now have the money to proceed.

•

Title I (and EFIG Grants – estimated $143 million for South Carolina) and IDEA (Part B Grants (Section 611) – estimated $173 million for South Carolina) are both federal programs which districts already participate in. These dollars are to be spent on supplemental programs and some are focused on school innovation. The Title I funds are what we feel will be of greatest significance to us since these funds can be spent for 21st Century Classroom technology. IDEA is geared toward exceptional children. We may be able to tap into some of this fund but Title I is a better option.

•	E2T2 (estimated $9 million for South Carolina) is specifically for technology projects. While E2T2 is a much smaller amount of money than the other blocks, it is still $650 million nationally.

The funds earmarked for the above are available for projects in many states, not just within the primary geographic region we serve. Additionally, we may be subject to increasing competition to provide projects using these funds. Accordingly, we have the potential to benefit most significantly in those geographic areas within our market, or with those technologies we could easily support remotely. Due to the uncertainties as to when the funds will be distributed; where, and how much might be available; what eligible projects we might be able to propose and win; and whether suppliers are capable of meeting the potential increase in demand, we cannot predict what impact, if any, the Recovery Act will have on our financial results.

Due to the uncertainty created by the current economic environment, we have taken precautionary measures to control costs. We have frozen salaries and have reduced our contribution to our 401(k) plan from a dollar for dollar match up to 3%, to a dollar for dollar match up to 1.5%. If our revenues are significantly impacted negatively we may take further actions to reduce costs. These could include employee furloughs, deferral of replacements for personnel attrition, or if not otherwise avoidable, reducing headcount beyond attrition. While we plan to take such actions based on our monitoring of our ongoing results, we cannot predict those results or the timing, number of or dollar impact of cost reduction efforts we may take or the impact such efforts may have on our financial results. Additionally, if our performance is not impacted significantly by the economy and/or the potential benefits of the Recovery Act are significantly positive to our financial results, we may reinstate raises and increase our 401(k) contributions to prior levels. We may also consider reinstating and funding in future periods, those increases and contributions which were frozen, reduced or otherwise not paid in prior periods.

General Guidance (Forward-Looking Information)

The impact of the current economic conditions on our customers’ budgets have, we believe, resulted in an extension of our sales closing cycles. The unknowns related to the timing, issuance of and restrictions which may be placed on Stimulus funds, and uncertainty as to the amount each eligible customer may receive, have pushed out the decision making processes with regard to the funding of technology solutions and services. Due to the lack of knowledge as to what funds will be available for what projects and when, the decision for our customers as to the allocation of their funds to which projects and opportunities for technology improvement and related decisions to execute purchase orders may be clouded in the short-term. As a result of the delays we believe are connected to these challenges to decision making with regard to technology funding and related purchase commitments, we expect our top and bottom line performance for the first quarter of 2009 to be below the same quarter of the prior year and may more closely resemble the fourth quarter of 2008. In addition, the results for our second quarter of 2009 may also be below the prior year as we await the settlement of uncertainties surrounding the Stimulus and as we maintain our operations at a level capable of capitalizing on what we believe is significant potential for upside from the future spending of Stimulus funds.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in other filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases “may,” “could,” “should,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “predict,” “project” or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. We do not undertake to update any forward-looking statement that may be made from time to time by or on our behalf.

In our most recent Form 10-K, we have included risk factors and uncertainties that might cause differences between anticipated and actual future results. We have attempted to identify, in context, some of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area. The operations and results of our software and systems integration businesses also may be subject to the effects of other risks and uncertainties, including, but not limited to:

•	a reduction in anticipated sales;

•	an inability to perform customer contracts at anticipated cost levels;

•	our ability to otherwise meet the operating goals established by our business plan;

•	market acceptance of our new software, technology and services offerings;

•	an economic downturn; and

•	changes in the competitive market place and/or customer requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished as part of this report:

Exhibit Number	Description
99.1	Press Release dated March 24, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ David B. Dechant
David B. Dechant
Chief Financial Officer

Dated: March 24, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated March 24, 2009.